                                 EXHIBIT 23(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, relating to the Qualicon Retirement and Savings Plan, of our report dated February 19, 1999, appearing on page 40 of E.I. du Pont de Nemours and Company and its subsidiaries' 1998 Annual Report to Stockholders which is incorporated in its Annual Report on Form 10-K/A Amendment No. 1. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of E.I. du Pont de Nemours and Company and its subsidiaries' Annual Report on Form 10-K/A Amendment No. 1.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
July 8, 1999


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